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                                                                     EXHIBIT 3.1


                       RESTATED CERTIFICATE OF INCORPORATION OF
                                COMERICA INCORPORATED
                                 (the "Corporation")


                                        FIRST

The name of the Corporation is Comerica Incorporated.

                                        SECOND

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

                                        THIRD

The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                        FOURTH

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 260,000,000 shares which shall be divided into two classes as follows:

    (a) 10,000,000 shares of Preferred Stock without par value (Preferred Stock); and

    (b) 250,000,000 shares of Common Stock of the par value of $5.00 per share (Common Stock).

The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

PART I:  PREFERRED STOCK

    (a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.

    (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and

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qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

         (i) The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

         (ii) The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

        (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporations, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selection shares of such series for redemption if less than all shares are to be redeemed.

         (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

         (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

         (vi) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or of any other series of any class of capital stock

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    of the Corporation, and, if so convertible or exchangeable, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

    (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar Provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors, of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

       (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

         (ix) Any other preferences, privileges and powers and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

    (c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

    (d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

PART II: COMMON STOCK

    (a) Except as otherwise required by law or by any amendment to this Restated Certificate of Incorporation, each holder of Common Stock Shall have one vote for each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

    (b) Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be

                                          3

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entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

    (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation of winding up of the Corporation for the purposes of this paragraph.

    (d) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants or rights at the time outstanding to purchase shares of Common Stock.

                                        FIFTH

The Corporation is to have perpetual existence.


                                        SIXTH

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of shareholders, successors to the class of directors whose term express at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a

                                          4

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decrease in the number of directors shorten the term of any incumbent director.
A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Until June 18, 1995, vacancies on the Board of Directors may be filled, and nominations of persons on behalf of the Corporation will be made in accordance with Article III, Section 12 of the Corporation's Bylaws. Thereafter, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Sixth unless expressly provided by such terms.

Any amendment, change or repeal of this Article Sixth or any other amendment or change of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Sixth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors then in office, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                       SEVENTH

The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation not inconsistent with the provisions of this Restated Certificate of Incorporation. The affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval and adoption of any amendment, alteration, change, addition to or repeal of Article II, Section
(5) and Article III, Section (12) of the Bylaws of the Corporation proposed by any Shareholder of the Corporation.

Any amendment, change or repeal of this Article Seventh, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Seventh, shall require the favorable vote, at a meeting of the

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Shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                        EIGHTH

I. The affirmative vote of (a) the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote and (b) the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote excluding for purposes of determining the affirmative vote required by this clause (b) all such shares of which a "Related Person" (as hereinafter defined) shall be a "Beneficial Owner" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements set forth in clauses
(a) and (b) above shall not be applicable, and the provisions of Delaware law relating to the percentage of Shareholder approval, if any, shall apply to any such Business Combination if:

    A. The "Continuing Directors" of the Corporation (as hereinafter defined) by a three-fourths vote thereof have expressly approved the Business Combination either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Related Person to become a Related Person; or

    B.   If each of the following conditions are satisfied:

         1. The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received per share of any class or series of capital stock of the Corporation in the Business Combination by holders of such capital stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as these terms are hereinafter defined), paid or to be paid by the Related Person in acquiring any of such class or series of the capital stock of the Corporation outside of such Business Combination; and

         2. A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all Shareholders of the Corporation for the purpose of soliciting Shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the


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    fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.

For purposes of this Article Eighth:

    1. The term "Business Combination" means (i) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with any member of any Related Person, in each case irrespective of which Corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any member of any Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of any member of any Related Person; (iv) the issuance or transfer of any securities of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to any member of any Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all Shareholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries of any securities of any member of any Related Person; and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

    2. The term "Related Person" shall mean any individual, corporation, partnership or other person or entity, including any member of a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as in effect at the date of the adoption of this Article by the Shareholders of the Corporation; such act and such Rules and Regulations promulgated thereunder, collectively and as so in effect, being hereinafter referred to as the "Exchange Act"), and any "Affiliate" or "Associate" (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity which, as of the record date for the determination of Shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with their Affiliates and Associates, are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of ten percent or more of the outstanding shares of any class or series of capital stock of the Corporation.

    3. The term "Substantial Part" shall mean more than 10% of the fair market value, as determined by three-fourths of the Continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

    4. For the purposes of subparagraph B. 1. of Paragraph One of this Article Eighth, the term "other consideration to be received" shall include, without limitation, Common stock or

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other capital stock of the Corporation retained by Shareholders of the
Corporation other than Related Persons or parties to such Business Combination in which the Corporation is the surviving corporation.

    5. The term "Continuing Director" shall mean a director who either (i) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) has been designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

    6. A "Related Person" shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is aggregated with that of a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, such price shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became a Beneficial Owner thereof.

    7. The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article Eighth shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by three-fourths of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent for each such class or series of the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all acquisitions by the Related Person shall be taken into account regardless of whether the shares were acquired before or after the Related Person became a Related Person. The Highest Per Shares Price and the Highest Equivalent Price shall also include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

II. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eighth on the basis of information then known to it, (i) whether any person is an Affiliate or Associate of another person, (ii) whether any proposed sale, lease, exchange or other disposition of part of the properties or assets of the Corporation involves a Substantial Part of the properties or assets of the Corporation and (iii) the value of the Highest Per

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Share Price and Highest Equivalent Price.  Any such reasonable determination by the Board shall be conclusive and binding for all purposes of this Article
Eighth.

III. Any amendment, change or repeal of this Article Eighth, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Eighth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of (a) the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote and (b) a majority of the outstanding shares of capital stock of the Corporation entitled to vote of which a Related Person is not a Beneficial Owner; provided, however, that this Paragraph III shall not apply to, and such 75% and majority vote shall not be required for, any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Continuing Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                        NINTH

Any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote. Any amendment, change or repeal of this Article Ninth, or any other amendment of this Restated Certificate of Incorporation which will have the effect of modifying or permitting circumvention of this Article Ninth, shall require the favorable vote, at a meeting of the Shareholders of the Corporation, of the holders of at leaste 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to Shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provision of the General Corporation Law of the State of Delaware.

                                        TENTH

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

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                                       ELEVENTH

A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders; (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

                             CERTIFICATE OF DESIGNATION,
                          PREFERENCES AND RIGHTS OF SERIES C
                            PARTICIPATING PREFERRED STOCK

                                COMERICA INCORPORATED

                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware

         We, Eugene A. Miller, President, and Judith C. Lalka, Secretary, of Comerica Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on January 26, 1988, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series C Participating Preferred Stock:

    RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

    Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series C Participating Preferred Stock" and the number of shares constituting such series shall be 500,000.

    Section 2. DIVIDENDS AND DISTRIBUTIONS. (A) The dividend rate on the shares of Series C Participating Preferred Stock for each quarterly dividend period (hereinafter referred to as a "quarterly dividend period"}, which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period. shall be equal (rounded to the nearest cent) to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the Common Stock, $5.00 par value, of this Corporation (the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series C Participating Preferred Stock. In the event the Corporation shall at any time after January 26, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or number of shares, then in each such case the amount to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on the Series C Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series C Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Participating Preferred Stock from the Quarterly Dividend Payment Series C Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Participation Preferred Stock entitled to receive a quarterly dividend and before such Quarterly dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Participating Preferred Stock entitled to receive payment of a dividend or distribution 30 days prior to the date fixed for the payment thereof.

    Section 3. VOTING RIGHTS. The holders of shares of Series C Participating Preferred Stock shall have the following voting rights:

    (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding

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Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding is the number of shares of Common Stock that were outstanding immediately prior to such event, provided, however, that in no event shall any share of Series C Participating Preferred Stock have more than one vote per share.

    (B) Except as otherwise provided herein, by the Restated Certificate of Incorporation or by la, the holders of shares of Series C Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

    (C) (i) If at any time dividends on any Series C Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Participating Preferred Stock then all shares of Series C Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the Series C Participating Preferred Stock with dividends thereon, voting as a class, shall have the right to elect two (2) Directors.

         (ii) During any default period, such voting right of the holders of Series C Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of preferred stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series C Participating Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series C Participating Preferred Stock of such voting right. At any meeting at which the holders of Series C Participating Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or,if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series C Participating Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series C Participating Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series C Participating Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series C Participating Preferred Stock.

         (iii) unless the holders of Series C Participating Preferred Stock shall, during an existing default period. have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series C Participating Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series C Participating Preferred Stock, which meeting shall thereupon be called by the Chairman, the President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series C Participating Preferred Stock are entitled to vote pursuant to this paragraph
(C) (iii) shall be given to each holder of record of Series C Participating Preferred Stock by mailing a copy of such notice to the holder at the holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series C Participating Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

         (iv) In any event default period, the holders of Common Stock, and other classes of Stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series C Participating Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series C Participating Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(iii) of this Section 3) be filed by vote of a majority of the remaining Directors theretofore elected by the holders of the class of the stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series C Participating Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series C Participating Preferred Stock as a Class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change, thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

    (D) Except as set forth herein, holders of Series C Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except tot he extent that are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    Section 4.     CERTAIN RESTRICTIONS.

    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Participating Preferred Stock;

         (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding) with the Series C Participating Preferred Stock, except dividends paid ratably on the Series C Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.;

        (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Participating Preferred Stock, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Participating Preferred Stock;

         (iv) purchase or otherwise acquire for consideration any shares of Series C Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. REACQUIRED SHARES. Any shares of Series C Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

    Section 6.     LIQUIDATION, DISSOLUTION OR WINDING UP.

    (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding) to the Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Participating Preferred Stock shall have received $100 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Participating Preferred Stock and Common Stock, respectively, holders of Series C Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred stock and Common Stock, on a per share basis, respectively.

    (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference an the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

    (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Participating Preferred Stock were entitled immediately prior to such event pursuant to clause (ii) of Subsection (A) above shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. NO REDEMPTION. The shares of Series C Participating Preferred Stock shall not be redeemable.

    Section 9. RANKING. The Series C Participating Preferred Stock shall rank junior to the Adjustable Rate Cumulative Dividend Preferred Stock, Series A and the $4.32 Cumulative Preferred Stock, Series B of the Corporation as to the payment of dividends and as regards liquidation, dissolution and winding up and shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and as regards liquidation, dissolution and winding up, unless the terms of any such series shall provide otherwise.

    Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Participating Preferred Stock so as to affect them adversely without affirmative vote of the holders of a majority or more of the outstanding shares of Series C Participating Preferred Stock, voting separately as a class.

    Section 11. FRACTIONAL SHARES. Series C Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Participating Preferred Stock.


    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Eugene A. Miller, its Chairman of the Board, President and Chief Executive Officer, and attested by Judith C. Lalka, its Secretary, as of the 18th day of June, 1992.


                             COMERICA INCORPORATED



                                -----------------------------------------
                                By:    Eugene A. Miller
                                Its:   Chairman of the Board, President and
                                       Chief Executive Officer



Attest:



-----------------------------
By:  Judith C. Lalka
Its:  Secretary

                       CERTIFICATE OF DESIGNATION, PREFERENCES
                                AND RIGHTS OF SERIES D
                            PARTICIPATING PREFERRED STOCK

                                COMERICA INCORPORATED


                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware


We, Eugene A. Miller, Chairman and Chief Executive Officer and Mark W. Yonkman, Vice President and Assistant Secretary, of Comerica Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on May 17, 1996, adopted the following resolution creating a series of 250,000 shares of Preferred Stock designated as Series D Participating Preferred
Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations or restrictions thereof are as follows:

         Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series D Participating Preferred Stock" and the number of shares constituting such series shall be 250,000.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) The dividend rate on the shares of Series D Participating
Preferred Stock for each quarterly dividend period (hereinafter referred to as a "quarterly dividend period"), which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") (or in the case of original issuance, from the date of original issuance) and shall end on and include the day next preceding the first date of the next quarterly dividend period, shall be equal (rounded to the nearest cent) to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the common stock, $5.00 par value, of this Corporation (the "Common Stock") during the immediately preceding quarterly dividend period, or, with respect to the first quarterly dividend period, since the first issuance of any share or fraction of a share of Series D Participating Preferred Stock. In the event the Corporation shall at any time after May 17, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series D Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series D Par-ticipating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. VOTING RIGHTS. The holders of shares of Series D Participating Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Participating Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, by the Restated Certificate of Incorporation or by law, the holders of shares of Series D Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C)(i) If at any time dividends on any Series D Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series D Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of the Series D Participating Preferred Stock with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, shall have the right to elect two (2) Directors.

              (ii) During any default period, such voting right of the holders of Series D Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of preferred stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series D Participating Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series D Participating Preferred Stock of such voting right. At any meeting at which the holders of Series D Participating Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series D Participating Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series D Participating Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series D Participating Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series D Participating Preferred Stock.

              (iii) Unless the holders of Series D Participating Preferred
Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series D Participating Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Series D Participating Preferred Stock, which meeting shall thereupon be called by the Chairman, the President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series D Participating Preferred Stock are entitled to vote pursuant to this Paragraph
(C)(iii) shall be given to each holder of record of Series D Participating Preferred Stock by mailing a copy of such notice to the holder at the holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series D Participating Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph
(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

              (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series D Participating Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Series D Participating Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

              (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series D Participating Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series D Participating Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Restated Certificate of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

         (D) Except as set forth herein, holders of Series D Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series D Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Participating Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Participating Preferred Stock, except dividends paid ratably on the Series D Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Participating Preferred Stock; or

         (iv) purchase or otherwise acquire for consideration any shares of Series D Participating Preferred Stock, or any shares of stock ranking on a parity with the Series D Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. REACQUIRED SHARES. Any shares of Series D Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

         (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Participating Preferred Stock unless, prior thereto, the holders of shares of Series D Participating Preferred Stock shall have received

$1,000 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared to the date of such payment (the "Series D Liquidation Preference"). Following the payment of the full amount of the Series D Liquidation Preference, no additional distributions shall be made to the holders of shares of Series D Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series D Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series D Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series D Participating Preferred Stock and Common Stock, respectively, holders of Series D Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series D Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series D Participating Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series D Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. NO REDEMPTION. The shares of Series D Participating Preferred Stock shall not be redeemable.

         Section 9. RANKING. The Series D Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and as regards liquidation, dissolution and winding up, unless the terms of any such series shall provide otherwise.

         Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series D Participating Preferred Stock, voting separately as a class.

         Section 11.  FRACTIONAL SHARES.  Series D Participating Preferred
Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Participating Preferred Stock.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 18th day of June, 1996.



                        _______________________________________________
                        Name:  Eugene A. Miller
                        Its:  Chairman and Chief Executive Officer


Attest:


______________
Name:  Mark W. Yonkman
Its:  Vice President and Assistant Secretary

                              CERTIFICATE OF DESIGNATION


                      PURSUANT TO SECTION 151(g) OF THE GENERAL
                       CORPORATION LAW OF THE STATE OF DELAWARE

                     --------------------------------------------

                                 5,000,000 SHARES OF
                                FIXED/ADJUSTABLE RATE
                            NONCUMULATIVE PREFERRED STOCK
                                       SERIES E

                    ---------------------------------------------

    COMERICA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 10,000,000 shares of preferred stock without par value, and by the Preferred Stock Designation Committee of the Board of Directors (the "Stock Committee"), pursuant to authority conferred upon the Stock Committee of the Board of Directors in accordance with Section 141(c) of the General Corporation Law of the State of Delaware, by Article III, Section 8 of the Bylaws of the Corporation and by resolutions of the Board of Directors at meetings of the Board of Directors duly held on March 15, 1996 and June 4, 1996, and at a meeting of the Preferred Stock Designation Committee of the Board of Directors duly held on June 18, 1996;

    RESOLVED, that the issue of a series of preferred stock without par value of this Corporation is hereby authorized and the designation, powers, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

    FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES E

    (1) NUMBER OF SHARES AND DESIGNATION. Five million (5,000,000) shares of the preferred stock without par value of the Corporation are hereby constituted as a series of preferred stock without par value designated as "Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E" (hereinafter called the "Preferred Stock, Series E").

(2) DIVIDENDS.

    (a) The holders of shares of the Preferred Stock, Series E, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation (the "Board of Directors") or by the Preferred Stock Designation Committee of said Board of Directors (the "Stock Committee"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $50 per share. Such dividends shall be payable quarterly, as, if and when declared by the Board of Directors or by the Stock Committee on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 1996. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series E, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or the Stock Committee. Dividends on Preferred Stock, Series E shall not be cumulative and no rights shall accrue to the holders of Preferred Stock, Series E by reason of the fact that the Corporation may fail to declare or pay dividends on the Preferred Stock, Series E in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part.

    (b) (i) Dividend periods ("Dividend Periods") shall commence on January 1, April 1, July 1 and October 1 of each year other than the initial Dividend Period, which shall commence on the date of original issue of the Preferred Stock, Series E and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The initial dividend on the shares of Preferred Stock, Series E, for the period from the date of original issue thereof to but not including October 1, 1996 will be $.95 per share of Preferred Stock, Series E and such dividend shall be payable (if declared) on October 1, 1996. For each Dividend Period thereafter the dividend rate on the shares of Preferred Stock, Series E shall be 6.84% per annum through July 1, 2001. The amount of dividends payable for each full Dividend Period occurring prior to July 1, 2001 for the Preferred Stock, Series E, shall be computed by dividing the dividend rate of 6.84% per annum by four and applying the resulting rate of 1.71% to the amount of $50 per share. For each Dividend Period beginning on or after July 1, 2001, the dividend rate on the shares of Preferred Stock, Series B shall be the Applicable Rate (as defined below) per annum. The amount of dividends payable for each full Dividend Period beginning on or after July 1, 2001 shall be computed by dividing the Applicable Rate per annum by four and applying the resulting rate to the amount of $50 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series E, shall be computed on the basis of twelve 30-day months, a 360-day year and, for any Dividend Period of less than one month (other than the initial Dividend Period), the actual number of days elapsed in such period. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series E, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

              (ii) Except as provided below in this paragraph (ii), the "Applicable Rate" per annum for any Dividend Period beginning on or after July 1, 2001 will be equal to 0.625% plus the Effective Rate (as defined below), but not less than 7.34% or more than 13.34% (without taking into consideration any adjustments as described in paragraph
         (viii) below). The "Effective Rate" for any Dividend Period beginning on or after July 1, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward. In the event that the Corporation determines in good faith that for any reason: (A) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period Beginning on or after July 1, 2001, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined, (B) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or (C) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

              (iii) Except as described below in this paragraph (iii), the "Treasury Bill Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S.

         Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such applicable Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by Corporation.

              (iv) Except as described below in this paragraph (iv), the "Ten Year Constant Maturity Rate" for each applicable Dividend Period will be arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten Calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the even that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

              (v) Except as described below in this paragraph (v), the "Thirty Year Constant Maturity Rate" for each applicable Dividend Period will be arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

              (vi) The Applicable Rate with respect to each Dividend Period beginning on or after July 1, 2001 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Preferred Stock, Series E.

              (vii) As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

              (viii) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that change the percentage of the dividends received deduction as specified in
         Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable per share of the Preferred Stock, Series E for dividend payments made on or after the date of enactment of such change shall be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                         I-[.35(I - .70)]
                           --------------
                         I-[.35(I - DRP)]

          For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243 (a)(?) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation and approved by Skadden, Arpa, Slate, Meagher & Flom (which approval shall not be unreasonably withheld) or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Preferred Stock, Series E, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence shall be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designations shall mean dividends as adjusted by the DRD Formula. The Corporations's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

               (ix) If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a dividend payable on a Dividend Payment Date has been declared, the amount of dividend payable on such Dividend Payment Date will not be increased in accordance with paragraph (viii) above, but instead, an amount equal to the excess of (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Corporation on such Dividend Payment Date, will be payable to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

               (x) If, prior to January 2, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Preferred Stock, Series E (each an "Affected Dividend Payment Date"), holders of the Preferred Stock, Series E shall be entitled to receive as, if and when declared by the Board of Directors or the Stock Committee, out of funds legally available for that purpose, additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applied to each Affected Dividend Payment Date) and (y) the dividends paid by the Corporation on each Affected Dividend Payment Date. Additional Dividends will not be paid in respect of the enactment of any amendment to the Code if such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in paragraph
          (viii) above. The Corporation shall only make one payment of Additional Dividends.

               (xi) In the event that the amount of dividend payable per share of the Preferred Stock, Series E, shall be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Preferred Stock, Series E.

     (c) So long as any shares of the Preferred Stock, Series E, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock, Series E, for any period unless full dividends for the Dividend Period immediately preceding the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series E. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series E, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series E, all dividends declared upon shares of the Preferred Stock, Series E, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series E, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series E, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series E (but without any cumulation in respect of unpaid dividends for Dividend Periods prior to the immediately preceding Dividend Period on the Preferred Stock, Series E and any other noncumulative preferred stock) and such other preferred stock bear to each other. Holders of shares of the Preferred Stock, Series E shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series E, Series E. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series E which may be in arrears.

     (d) So long as any shares of the Preferred Stock, Series E are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series E, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series E, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series E, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series E, as to dividends and upon liquidation) unless, in each case, full dividends for the immediately preceding Dividend Period shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series E, announced by the Corporation pursuant to Section (4) below.

     (3)  LIQUIDATION PREFERENCE.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series E, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series E shall be entitled to receive $50 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series E, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series E, then such assets, or the proceeds thereof, shall be distributed among the holders of the shares of Preferred Stock, Series E, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series E, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this

Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

    (b) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series E, as to distribution of assets upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series E, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series E, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series E, shall not be entitled to share therein.

    (4)  REDEMPTION.

    (a) Except as provided in subsections (b) and (c) of this Section (4), the Preferred Stock, Series E, may not be redeemed prior to July 1, 2001. At any time or from time to time on and after July 1, 2001, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series E, in whole or in part, out of funds legally available therefor, at a redemption price of $50 per share, together in each case with accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

    (b) If the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the Preferred Stock, Series E payable on any Dividend Payment Date will be or is adjusted upwards as described in paragraph 2(b)(viii) above, the Corporation, at its option, with prior Federal Reserve Board approval to the extent then required by applicable law, may redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series E, out of funds legally available therefor, provided, that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40% or less, the Corporation sends notice to holders of the Preferred Stock, Series E of such redemption in accordance with subsection (d) below. Any Redemption of the Preferred Stock, Series E in accordance with this subsection (b) shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

           REDEMPTION PERIOD                 REDEMPTION PRICE PER SHARE

      June 21, 1996 to June 30, 1997                    $52.50
      July 1, 1997 to June 30, 1998                      52.00
      July 1, 1998 to June 30, 1999                      51.50
      July 1, 1999 to June 30, 2000                      51.00
      July 1, 2000 to June 30, 2001                      50.50
       On or after July 1, 2001                          50.00

     (c) The Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series E, out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series E, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series E, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series E, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series E, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (d) of this Section 4 at a redemption price of $50 per share of the Preferred Stock, Series E, together with accrued and unpaid dividends, if any, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

     (d) In the event the Corporation shall redeem shares of Preferred Stock, Series E, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series E, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption) dividends on the shares of the Preferred Stock, Series E, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date, whether or not declared) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series E, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series E, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series E, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series E, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (e) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series E, pursuant to subsection (a) of this Section
(4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series E, for the Dividend Period immediately preceding the date of redemption (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E).

     (5) SHARES TO BE RETIRED. All shares of Preferred Stock, Series E, purchased or redeemed by the Corporation shall be retired and canceled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series E.

     (6) CONVERSION OR EXCHANGE. The holders of shares of Preferred Stock, Series E, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

    (7) RANKING. Any class or series of stock of the Corporation shall be deemed to rank:

              (i) prior to the Preferred Stock, Series E, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series E;

              (ii) on a parity with the Preferred Stock, Series E, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series E, if the holders of such class of stock and the Preferred Stock, Series E (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

              (iii) junior to the Preferred Stock, Series E, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series E, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priorty to the holders of shares of such stock. Accordingly, the Preferred Stock, Series E, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding on the date on which this Certificate of Designation is first filed with the Secretary of State of the State of Delaware.

    (8) EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, shares of Preferred Stock, Series E, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

    (9) NOTICES. All notices or communications, unless otherwise specified in the Bylaws of the Corporation or the Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series E. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

    (10) RECORD HOLDERS. The Corporation and the transfer agent for the Preferred Stock, Series E, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

    (11) VOTING RIGHTS. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series E, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series E, shall be unpaid for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series E, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series E, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series E, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series E (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such parity and upon which like voting rights have been conferred and are exercisable) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series E, voting separately as a class, to elect (together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends on the Preferred Stock, Series E, shall have been paid in full for at least one year, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

    Upon any termination of the right of the holders of the Preferred Stock, Series E, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

    So long as any shares of the Preferred Stock, Series E, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series E, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

    (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series E, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or

    (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation, as amended, or of the resolution contained in this Certificate of Designations for the Preferred Stock, Series E, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series E, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series E, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series E, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series E, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Mark W. Yonkman, its Vice President and Assistant Secretary, as of the 18th day of June, 1996.


                                  COMERICA INCORPORATED

                                  By:   /s/ Mark W. Yonkman
                                        ----------------------------------
                                        Mark W. Yonkman
                                  Its:  Vice President and Assistant Secretary

                              CERTIFICATE OF DESIGNATION

                      Pursuant to Section 151(g) of the General
                       Corporation Law of the State of Delaware

                     -------------------------------------------
                     -------------------------------------------


                                 5,000,000 SHARES OF
                                FIXED/ADJUSTABLE RATE
                            NONCUMULATIVE PREFERRED STOCK
                                       SERIES E

                     -------------------------------------------
                     -------------------------------------------



    COMERICA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 10,000,000 shares of preferred stock without par value, and by the Preferred Stock Designation Committee of the Board of Directors (the "Stock Committee"), pursuant to authority conferred upon the Stock Committee of the Board of Directors in accordance with Section 141(c) of the General Corporation Law of the State of Delaware, by Article III, Section 8 of the Bylaws of the Corporation and by resolutions of the Board of Directors at meetings of the Board of Directors duly held on March 15, 1996 and June 4, 1996, and at a meeting of the Preferred Stock Designation Committee of the Board of Directors duly held on June 18, 1996:

    RESOLVED, that the issue of a series of preferred stock without par value of this Corporation is hereby authorized and the designation, powers, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation, as amended, of the Corporation, are hereby fixed as follows:

            FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES E

    (1) NUMBER OF SHARES AND DESIGNATION. Five million (5,000,000) shares of the preferred stock without par value of the Corporation are hereby constituted as a series of preferred stock without par value designated as "Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E" (hereinafter called the "Preferred Stock, Series E").

    (2)  DIVIDENDS.

    (a) The holders of shares of the Preferred Stock, Series E, shall be entitled to receive cash dividends, as, if and when declared by the Board of Directors of the Corporation (the "Board of Directors") or by the Preferred Stock Designation Committee of said Board of Directors (the "Stock Committee"), out of funds legally available for that purpose, at the rate set forth below in this Section (2) applied to the amount of $50 per share. Such dividends shall be payable quarterly, as, if and when declared by the Board of Directors or by the Stock Committee on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 1996. Each such dividend shall be payable in arrears to the holders of record of shares of the Preferred Stock, Series E, as they appear on the stock register of the Corporation on such record dates, not more than 30 nor less than 15 days preceding the payment dates thereof, as shall be fixed by the Board of Directors or the Stock Committee. Dividends on Preferred Stock, Series E shall not be cumulative and no rights shall accrue to the holders of Preferred Stock, Series E by reason of the fact that the Corporation may fail to declare or pay dividends on the Preferred Stock, Series E in any amount in any year, whether or not the earnings of the Corporation in any year were sufficient to pay such dividends in whole or in part.

    (b)    (i)     Dividend periods ("Dividend Periods") shall commence on
         January 1, April 1, July 1 and October 1 of each year other than the initial Dividend Period, which shall commence on the date of original issue of the Preferred Stock, Series E and shall end on and include the calendar day next preceding the first day of the next Dividend Period. The initial dividend on the shares of Preferred Stock, Series E, for the period from the date of original issue thereof to but not including October 1, 1996 will be $.95 per share of Preferred Stock, Series E and such dividend shall be payable (if declared) on October 1, 1996. For each Dividend Period thereafter the dividend rate on the shares of Preferred Stock, Series E shall be 6.84% per annum through July 1, 2001. The amount of dividends payable for each full Dividend Period occurring prior to July 1, 2001 for the Preferred Stock, Series E, shall be computed by dividing the dividend rate of 6.84% per annum by four and applying the resulting rate of 1.71% to the amount of $50 per share. For each Dividend Period beginning on or after July 1, 2001, the dividend rate on the shares of Preferred Stock, Series E shall be the Applicable Rate (as defined below) per annum. The amount of dividends payable for each full Dividend Period beginning on or after July 1, 2001 shall be computed by dividing the Applicable Rate per annum by four and applying the resulting rate to the amount of $50 per share. The amount of dividends payable for any period shorter or longer than a full Dividend Period on the Preferred Stock, Series E, shall be computed on the basis of twelve 30-day months, a 360-day year and, for any Dividend Period of less than one month (other than the initial Dividend Period), the actual number of days elapsed in such period. Unless otherwise required by law, dividends payable with respect to each share of Preferred Stock, Series E, shall be rounded to the nearest one cent, with $.005 being rounded upward. Holders of shares called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

          (ii) Except as provided below in this paragraph (ii), the "Applicable Rate" per annum for any Dividend Period beginning on or after July 1, 2001 will be equal to 0.625% plus the Effective Rate (as defined below), but not less than 7.34% or more than 13.34% (without taking into consideration any adjustments as described in paragraph (viii) below). The "Effective Rate" for any Dividend Period beginning on or after July 1, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such Dividend Period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent, with .025% being rounded upward. In the event that the Corporation determines in good faith that for any reason: (A) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for such Dividend Period will be equal to the higher of whichever two of such rates can be so determined; (B) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for such Dividend Period will be equal to whichever such rate can be so determined; or (C) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2001, then the Effective Rate for the preceding Dividend Period will be continued for such Dividend Period.

         (iii) Except as described below in this paragraph (iii), the "Treasury Bill Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S.

         Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such applicable Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          (iv) Except as described below in this paragraph (iv), the "Ten Year Constant Maturity Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

           (v) Except as described below in this paragraph (v), the "Thirty Year Constant Maturity Rate" for each applicable Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on the Preferred Stock, Series E is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

          (vi) The Applicable Rate with respect to each Dividend Period beginning on or after July 1, 2001 will be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation will cause notice of each Applicable Rate to be enclosed with the dividend payment checks next mailed to the holders of Preferred Stock, Series E.

         (vii) As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

         (viii) If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that change the percentage of the dividends received deduction as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend payable per share of the Preferred Stock, Series E for dividend payments made on or after the date of enactment of such change shall be adjusted by multiplying the amount of the dividend payable determined as described above (before adjustment) by a factor, which shall be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                                  1-[.35 (1 - .70)]
                                   ---------------
                                  1-[.35 (1 - DRP)]

         For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in

         Section 243 (a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Corporation shall receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation and approved by Skadden, Arps, Slate, Meagher & Flom (which approval shall not be unreasonably withheld) or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Preferred Stock, Series E, then any such amendment shall not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence shall be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Certificate of Designations shall mean dividends as adjusted by the DRD Formula. The Corporation's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by the Corporation, shall be final and not subject to review.

          (ix) If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a dividend payable on a Dividend Payment Date has been declared, the amount of dividend payable on such Dividend Payment Date will not be increased in accordance with paragraph (viii) above, but instead, an amount equal to the excess of
         (x) the product of the dividends paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Corporation on such Dividend Payment Date, will be payable to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

           (x) If, prior to January 2, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on the Preferred Stock, Series E (each an "Affected Dividend Payment Date"), holders of the Preferred Stock, Series E shall be entitled to receive as, if and when declared by the Board of Directors or the Stock Committee, out of funds legally available for that purpose, additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of (x) the product of the dividends paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applied to each Affected Dividend Payment Date) and (y) the dividends paid by the Corporation on each Affected Dividend Payment Date. Additional Dividends will not be paid in respect of the enactment of any amendment to the Code if such amendment would not result in an adjustment due to the Corporation having received either an opinion of counsel or tax ruling referred to in paragraph (viii) above. The Corporation shall only make one payment of Additional Dividends.

          (xi) In the event that the amount of dividend payable per share of the Preferred Stock, Series E, shall be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Corporation will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Preferred Stock, Series E.

    (c) So long as any shares of the Preferred Stock, Series E, are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of the Corporation of any series ranking, as to dividends, on a parity with or junior to the Preferred
Stock, Series E, for any period unless full dividends for the Dividend Period immediately preceding the date of payment of such full dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock, Series E. When dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock, Series E, and any other preferred stock of the Corporation ranking on a parity as to dividends with the Preferred Stock, Series E, all dividends declared upon shares of the Preferred Stock, Series E, and any other preferred stock of the Corporation ranking on a parity as to dividends (whether dividends on such other preferred stock are cumulative or noncumulative) with the Preferred Stock, Series E, shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock, Series E, and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock, Series E (but without any cumulation in respect of unpaid dividends for Dividend Periods prior to the immediately preceding Dividend Period on the Preferred Stock, Series E and any other noncumulative preferred stock) and such other preferred stock bear to each other. Holders of shares of the Preferred Stock, Series E shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends, as herein provided, on the Preferred Stock, Series E. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Stock, Series E which may be in arrears.

    (d) So long as any shares of the Preferred Stock, Series E are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of stock ranking junior to the Preferred Stock, Series E, as to dividends and upon liquidation and other than as provided in subsection (c) of this Section (2)) shall be declared or paid or set aside for payment or other distribution declared or made upon any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series E, as to dividends or upon liquidation, nor shall any stock of the Corporation ranking junior to or on a parity with the Preferred Stock, Series E, as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock, Series E, as to dividends and upon liquidation) unless, in each case, full dividends for the immediately preceding Dividend

Period shall have been paid or set apart for payment and the Corporation is not in default with respect to any redemption of shares of Preferred Stock, Series E, announced by the Corporation pursuant to Section (4) below.

    (3)  LIQUIDATION PREFERENCE.

    (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to the Preferred Stock, Series E, upon liquidation, dissolution or winding up, the holders of the shares of the Preferred Stock, Series E, shall be entitled to receive $50 per share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the Preferred Stock, Series E, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other preferred stock ranking, as to liquidation, dissolution or winding up, on a parity with the Preferred Stock, Series E, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Preferred Stock, Series E, and any such other preferred stock ratably in accordance with the respective amounts which would be payable on such shares of Preferred Stock, Series E, and any such other preferred stock if all amounts payable thereon were paid in full. For the purposes of this Section (3), a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

    (b) Subject to the rights of holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Preferred Stock, Series E, as to distribution of assets upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Preferred Stock, Series E, as provided in this Section (3), but not prior thereto, any other series or class or classes of stock ranking junior to the Preferred Stock, Series E, upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Stock, Series E, shall not be entitled to share therein.

    (4)  REDEMPTION.

    (a) Except as provided in subsections (b) and (c) of this Section (4), the Preferred Stock, Series E, may not be redeemed prior to July 1, 2001. At any time or from time to time on and after July 1, 2001, the Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem shares of the Preferred Stock, Series E, in whole or in part, out of funds legally available therefor, at a redemption price of $50 per share, together in each case with accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

    (b) If the Dividends Received Percentage is equal to or less than 40% and, as a result, the amount of dividends on the Preferred Stock, Series E payable on any Dividend Payment Date will be or is adjusted upwards as described in paragraph 2(b)(viii) above, the Corporation, at its option, with prior Federal Reserve Board approval to the extent then required by applicable law, may redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series E, out of funds legally available therefor, provided, that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 40% or less, the Corporation sends notice to holders of the Preferred Stock, Series E of such redemption in accordance with subsection (d) below. Any redemption of the Preferred Stock, Series E in accordance with this subsection (b) shall be on notice as aforesaid at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

               REDEMPTION PERIOD            REDEMPTION PRICE PER SHARE
               -----------------            --------------------------
       June 21, 1996 to June 30, 1997                  $52.50
         July 1, 1997 to June 30, 1998                  52.00
         July 1, 1998 to June 30, 1999                  51.50
         July 1, 1999 to June 30, 2000                  51.00
         July 1, 2000 to June 30, 2001                  50.50
          On or after July 1, 2001                      50.00

    (c) The Corporation, at its option, may, with prior Federal Reserve Board approval to the extent then required by applicable law, redeem all, but not less than all, of the outstanding shares of the Preferred Stock, Series E, out of funds legally available therefor if the holders of the shares of the Preferred Stock, Series E, shall be entitled to vote upon or consent to a merger or consolidation of the Corporation as provided in Section 11 below and all of the following conditions have been satisfied: (i) the Corporation shall have requested the vote or consent of the holders of the Preferred Stock, Series E, to the consummation of such merger or consolidation, stating in such request that failing the requisite favorable vote or consent the Corporation will have the option to redeem the Preferred Stock, Series E, (ii) the Corporation shall not have received the favorable vote or consent requisite to the consummation of the transaction within 60 days after making such written request (which shall be deemed to have been made upon the mailing of the notice of any meeting of holders of the Preferred Stock, Series E, to vote upon such merger or consolidation or the mailing of the form of written consent to be signed by such holders), and (iii) such transaction shall be consummated on the date fixed for such redemption, which date shall be no more than one year after such request is made. Any such redemption shall be on notice as set forth in subsection (d) of this Section 4 at a redemption price of $50 per share of the Preferred Stock, Series E, together with accrued and unpaid dividends, if any, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E) to the date fixed for redemption.

    (d) In the event the Corporation shall redeem shares of Preferred Stock, Series E, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Preferred Stock, Series E, to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption) dividends on the shares of the Preferred Stock, Series E, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price, together with accrued and unpaid dividends from the immediately preceding dividend payment date, whether or not declared) shall cease. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Preferred Stock, Series E, so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which the holder or holders of such shares of Preferred Stock, Series E, so called for redemption shall look only to the Corporation for payment of the funds necessary for such redemption. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid, together with accrued and unpaid dividends from the immediately preceding dividend payment date to the date of redemption. If less than all the outstanding shares of Preferred Stock, Series E, are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Preferred Stock, Series E, not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (e) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, Series E, pursuant to subsection (a) of this Section
(4) unless full dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock, Series E, for the Dividend Period immediately preceding the date of redemption (but without any cumulation for unpaid dividends for prior Dividend Periods on the Preferred Stock, Series E).

    (5) SHARES TO BE RETIRED. All shares of Preferred Stock, Series E, purchased or redeemed by the Corporation shall be retired and canceled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of authorized but unissued shares of preferred stock, without designation as to series, and such shares may thereafter be issued, but not as shares of Preferred Stock, Series E.

    (6) CONVERSION OR EXCHANGE. The holders of shares of Preferred Stock, Series E, shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock (or any other security) of the Corporation.

    (7) RANKING. Any class or series of stock of the Corporation shall be deemed to rank:

           (i) prior to the Preferred Stock, Series E, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Preferred Stock, Series E;

          (ii) on a parity with the Preferred Stock, Series E, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, Series E, if the holders of such class of stock and the Preferred Stock, Series E (whether or not such class of stock is cumulative or noncumulative as to payment of dividends) shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation prices, without preference or priority one over the other (except with respect to the cumulation of dividends on such class of stock); and

         (iii) junior to the Preferred Stock, Series E, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be common stock or if the holders of Preferred Stock, Series E, shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of shares of such stock. Accordingly, the Preferred Stock, Series E, shall be deemed to rank on a parity with all other series of preferred stock of the Corporation (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) outstanding on the date on which this Certificate of Designation is first filed with the Secretary of State of the State of Delaware.

    (8) EXCLUSION OF OTHER RIGHTS. Unless otherwise required by law, shares of Preferred Stock, Series E, shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein or as provided by applicable law.

    (9) NOTICES. All notices or communications, unless otherwise specified in the Bylaws of the Corporation or the Restated Certificate of Incorporation, as amended, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid to the holders of record of the Preferred Stock, Series E. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

    (10) RECORD HOLDERS. The Corporation and the transfer agent for the Preferred Stock, Series E, may deem and treat the record holder of any share of such Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

    (11) VOTING RIGHTS. Except as hereinafter set forth in this Section (11) or as otherwise from time to time required by law, the Preferred Stock, Series E, shall have no voting rights. Whenever, at any time or times, dividends payable on the Preferred Stock, Series E, shall be unpaid for such number of dividend periods, whether or not consecutive, which shall in the aggregate contain not less than 540 days, the holders of the outstanding Preferred Stock, Series E, shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of preferred stock ranking on a parity with the Preferred Stock, Series E, either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or on the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. At elections for such directors, each holder of the Preferred Stock, Series E, shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of such outstanding shares of the Preferred Stock, Series E (either alone or together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as hereinafter set forth. The right of such holders of such shares of the Preferred Stock, Series E, voting separately as a class, to elect (together with the holders of shares of any one or more other series of preferred stock ranking on such a parity and upon which like voting rights have been conferred and are exercisable) members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends on the Preferred Stock, Series E, shall have been paid in full for at least one year, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

    Upon any termination of the right of the holders of the Preferred Stock, Series E, as a class to vote for directors as herein provided, the term of office of all directors then in office elected by such holders voting as a class shall terminate immediately. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the remaining director elected by such holders voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section (11) shall have expired, the number of directors shall automatically be decreased to such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this Section (11).

    So long as any shares of the Preferred Stock, Series E, remain outstanding, the consent of the holders of at least two-thirds of the shares of the Preferred Stock, Series E, outstanding at the time (voting separately as a class together with all other series of preferred stock ranking on a parity with such series either as to dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

    (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to the Preferred Stock, Series E, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or

    (b) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation, as amended, or of the resolution contained in this Certificate of Designations for the Preferred Stock, Series E, and the powers, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof which would materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock, Series E, or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of the Preferred Stock, Series E, or of any other series of preferred stock, in each case ranking on a parity with or junior to the Preferred Stock, Series E, with respect to the payment of dividends (whether or not such other series of preferred stock is cumulative or noncumulative as to payment of dividends) and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to such vote would otherwise be required shall be effected, all outstanding shares of the Preferred Stock, Series E, shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Mark W. Yonkman, its Vice President and Assistant Secretary, as of the 18th day of June, 1996.


                                  COMERICA INCORPORATED

                                  By:  /S/ MARK W. YONKMAN
                                     ------------------------------
                                       Mark W. Yonkman
                                  Its: Vice President and Assistant Secretary